EXHIBIT 3.1

Phone: (503) 986-2200
Fax:   (503) 378-4381  Articles of Amendment - Business/Professional/Nonprofit
------------------------------------------------------------------------------
Secretary of State            Check the appropriate box below:
Corporation Division            __  BUSINESS/PROFESSIONAL CORPORATION
255 Capitol St. NE, Suite 151         (Complete only 1, 2, 3, 4, 6, 7)
Salem, OR 97310-1327            __  NONPROFIT CORPORATION
                                      (Complete only 1,2,3, 5, 6, 7)

Registry Number: _________________

Attach Additional Sheet If Necessary
Please Type or Print Legibly in Black Inc.
------------------------------------------------------------------------------

1)   Name of Corporation Prior to Amendment. Security Bank Holding Company

2) State the Article Number(s) and set forth the Article(s) as it is amended to read. (Attach a separate sheet if necessary).

     Change of name to: Independent Financial Network, Inc.

     See attached Resolution Article I

3) The Amendment was Adopted on: April 18, 2000 (If more than one amendment was adopted, identify the date of adoption of each Amendment)

BUSINESS/PROFESSIONAL CORPORATION ONLY
======================================

4)  Check the Appropriate Statement
------------------------------------------------------------------------------

__ Shareholder action was required to adopt the amendment(s). The vote was as follows:

Class or       Number of      Number of       Number of       Number of
series of       shares      votes entitled  votes entitled  votes entitled
shares        outstanding     to be cast      to be cast      to be cast
------------------------------------------------------------------------------
Common         4,681,147      4,681,147       3,567,611        313,759
------------------------------------------------------------------------------

__ Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

__ The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.


NONPROFIT CORPORATION ONLY
==========================

5)   Check the Appropriate Statement

__ Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or incorporators.

__   Membership approval was required. The membership vote was as follows:

Class(es)      Number of        Number of       Number of       Number of
entitled    members entitled  votes entitled    votes cast      votes cast
to vote         to vote         to be cast         FOR           AGAINST
------------------------------------------------------------------------------

------------------------------------------------------------------------------

6)   Execution

     Printed Name           Signature               Title

     CHARLES D. BRUMMEL     /s/ Charles D. Brummel  Chief Executive Officer
------------------------------------------------------------------------------

7)   Contact Name           Daytime Phone Number - Including Area Code

     Linda Goodwin          541-267-5356


                                 Ex. 3.1 - 1

                         SECURITY BANK HOLDING COMPANY

                       SHAREHOLDERS' RESOLUTION #1-2OOO


     RESOLVED, that Article I of the corporation's Articles of Incorporation is amended to read in its entirety, as follows:

                                  "ARTICLE I

     The name of the corporation is INDEPENDENT FINANCIAL NETWORK, INC., and its duration shall be perpetual."


DATED:      April 18, 2000.

                                    SECURITY BANK HOLDING COMPANY


                                    /s/ Linda Goodwin
                                    ------------------------------------------
                                    Secretary



                      CERTIFICATION OF CORPORATE SECRETARY

     I CERTIFY that the foregoing is a true and exact copy of the foregoing resolution adopted by the Shareholders of Security Bank Holding Company at a meeting duly called and held at North Bend, Oregon. on the 18th day of April, 2000, at which a quorum was present and voted; that such resolution is duly recorded in the minutes book of this corporation and that such resolution remains in full force and effect as of this dare.

DATED:      April 18, 2000

                                    SECURITY BANK HOLDING COMPANY


                                    /s/ Linda Goodwin
                                    ------------------------------------------
                                    Secretary



                                 Ex. 3.1 - 2

Submit the Original          STATE OF OREGON
And One True Copy         CORPORATION DIVISION
No Fee Required            158 12th Street NE
                             Salem, OR 97310
Registry Number:
                          ARTICLES OF AMENDMENT
__________________    By Directors or Shareholders
    (If known)

                  PLEASE TYPE OR PRINT LEGIBLY IN BLACK INC.

1.   Name of the corporation prior to amendment:

     Security Bank Holding Company

2. State the article number(s) and set forth the article(s) as it is amended to read. (Attach additional sheets, if necessary.)

     Paragraph (15) of Article II will be deleted, Article VIII will be amended, and Article XIII will be added. See attached sheets.

3. The amendment was adopted on March 17, 1988. (if more than one amendment was adopted, identify the date of adoption of each amendment.)

4.   Check the one appropriate statement:

     ___ Shareholder action was not required to adopt the amendment(s). The amendment was adopted by the board of directors without shareholder action.

     ___ Shareholder action was required to adopt the amendment(s). The shareholder vote was as follows:


-----------------------------------------------------------------------------------------------------
Class or Series   Number of Shares        Number of Votes         Number of Votes     Number of Votes
  of Shares         Outstanding         Entitled to be Cast          Cast For           Cast Against
-----------------------------------------------------------------------------------------------------
Common Stock          276,406                 276,406                53,250.35            1,821.75
Common Stock          276,406                 276,406                53,250.35            1,821.75
-----------------------------------------------------------------------------------------------------

5.   Other provisions, if applicable (Attach additional sheets, if necessary).

Execution:   /s/ Charles D. Brummel    Charles D. Brummel     President
             ----------------------    -------------------    ----------------
             Signature                 Printed Name           Title

Person to contact about this filing: Michael V. Fennell  (503) 221-0847
                                     ------------------  ---------------------
                                     Name                Daytime Phone Number

Submit the original and a true copy to the Corporation Division, 155 12th Street NE, Salem, Oregon 97310. There is no fee required. If you have question., please call (503) 378-4166.



                                 Ex. 3.1 - 3

                                 ARTICLE VIII

                               INDEMNI FICATION

     A. Non-Derivative Actions. Subject to the provisions of Sections C and F below, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened. pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, (including all appeals) (other than an action by or in the right of the corporation) by reason of or arising from the fact that the person is or was a director or officer of the corporation or one of its subsidiaries, or is or was serving at the request of the corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including attorney's fees), judgments. fines, penalties, excise taxes assessed with respect to any employee benefit plan and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with such action, suit or proceeding If the person acted in good faith, did not engage in intentional misconduct. and, with respect to any criminal action or proceeding, did not know the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or, with respect to any criminal action or proceeding, that the person knew that the conduct was unlawful.

     B. Derivative Actions. Subject to the provisions of Sections C and F below, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit (including all appeals) by or in the right of the corporation to procure a judgment In its favor by reason of or arising from the fact that the person is or was a director or officer of the corporation or one of its subsidiaries, or is or was serving at the request of the corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including attorneys' fees) actually incurred by the person to be indemnified in connection with the defense or settlement of such action or suit if the person acted in good faith; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for deliberate misconduct In the performance of that person's duty to the corporation, for any transaction in which the person received an improper personal benefit, for any breach of the duty of loyalty to the corporation, or for any distribution to shareholders which is unlawful under applicable Oregon law, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     C. Determination of Right to Indemnification in Certain Cases. Subject to the provisions of Sections E and F below, indemnification under Sections A and B of this Article shall not be made by the corporation unless It is expressly determined that indemnification of the person who Is or was an officer or



                                 Ex. 3.1 - 4
director,  or is or  was  serving  at the  request  of  the  corporation  as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections A or B. That determination may be made by any of the following:

          (a) By the Board of Directors by majority vote of a quorum consisting of directors who are not or were not parties to the action, suit or proceeding;

          (b) If a quorum cannot be obtained under paragraph (a) of this subsection, by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to the proceeding (directors who are parties to the proceeding may participate in designation of the committee);

          (c) By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in (a) or (b) or, if a quorum of the Board of Directors cannot be obtained under (a) and a committee cannot be designated under (b) the special legal counsel shall be selected by majority vote of the full Board of Directors, including directors who are parties to the proceeding;

          (d) By the shareholders; or

          (e) By a court of competent jurisdiction.

     D. Indemnification of Persons Other than Officers or Directors. Subject to the provisions of Section F, in the event any person not included with the group of persons referred to or in Sections A and B of this Article was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of a type referred to in Sections A or B of this Article by reason of or arising from the fact that such person is or was an employee or agent (including an attorney) of the corporation or one of Its subsidiaries, or is or was serving at the request of the corporation as an employee or agent (including an attorney) of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, the Board of Directors of the corporation by a majority vote of a quorum (whether or not such quorum consists in whole or in part of directors who were parties to such action, suit or proceeding) or the stockholders of the corporation by a majority vote of the outstanding shares may. but shall not be required to, grant to such person a right of indemnification to the extent described in Sections A or B of this Article as if the person were an officer or director referred to therein, provided that such person meets the applicable standard of conduct set forth in such Sections. Furthermore, the Board of Directors may designate by resolution in advance of any action, suit or proceeding, those employees or agents (including attorneys) who shall have all rights of Indemnification granted t' officers and directors under this Article.

     E. Successful Defense. Notwithstanding any other provision of Sections A,
B. C or D of this Article, but subject to the provisions of Section F, to the extent a director, officer, employee or agent including an attorney) is successful on the merits or otherwise in defense of any action, suit or



                                 Ex. 3.1 - 5
proceeding referred to in Sections A, B or D of this Article, or in defense of any claim, issue or matter therein, that person shall be Indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.

     F. Condition Precedent to Indemnification Under Sections A, B or D. Any person who desires to receive the benefits otherwise conferred by Sections A, B or D of this Article shall promptly notify the corporation that the person has been named a defendant to an action, suit or proceeding of a type referred to in Sections A, B or D and intends to rely upon the right of indemnification described in Sections A, B or D of this Article. The notice shall be in writing and mailed, via registered or certified mail, return receipt requested, to the President of the corporation at the executive offices of the corporation or, In the event the notice is from the President, to the registered agent of the corporation. Failure to give the notice required hereby shall entitle the Board of Directors of the corporation by a majority vote or a quorum (consisting of directors who, insofar as indemnity of officers or directors is concerned, were not parties to such action, suit or proceeding, but who, insofar as indemnity of employees or agents is concerned, may or may not have been parties) or the stockholders of the corporation by a majority of the votes entitled to be cast by holders of shares of the corporation's stock which have unlimited voting rights of the corporation to make a determination that such a failure was prejudicial to the corporation in the circumstances and that, therefore, the right to indemnification referred to in Sections A, B or D of this Article shall be denied in its entirety or reduced in amount.

     G. Advances for Expenses. Expenses incurred by a person indemnified hereunder in defending a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals) or threat thereof, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation and a written affirmation of the 1erson's good faith belief that he or she has met the applicable standard of conduct. The undertaking must be a general personal obligation of the party receiving the advances but need not be secured and may be accepted without reference to financial ability to make repayment.

     H. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or one of its subsidiaries or is or was serving at the request of the corporation as a director, officer, partner. trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against and Incurred by that person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to Indemnify that person against such liability under the provisions of this Article or under applicable Oregon law.

     I. Purpose and Exclusivity. The Indemnification referred to in the various Sections of this Article shall be deemed to be in addition to and not in lieu of any other rights to which those indemnified may be entitled under any statute, rule of law or equity, agreement, vote of the stockholders or



                                 Ex. 3.1 - 6

Board of Directors or otherwise. The corporation is authorized to enter into agreements of indemnification. The purpose of this Article is to augment the provisions of applicable Oregon law dealing with indemnification.

     J. Severability. If any of the provisions of this Article are found, in any actions suit or proceeding, to be Invalid or ineffective, the validity
 .and the effect of the remaining provisions shall not be affected.

                                 ARTICLE XIII

                     LIMITATIONS ON LIABILITY OF DIRECTORS

     No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for conduct as a director, except that this provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date of adoption of this Article and that this provision shall not eliminate or limit the liability of a director for (a) any breach of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) any distribution to shareholders which is unlawful under Oregon law; or (d) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions prior to such amendment or repeal

     If Oregon law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by Oregon law, as so amended.



                                 Ex. 3.1 - 7

                             ARTICLES OF AMENDMENT

                                      OF

                         SECURITY BANKHOLDING COMPANY


     Pursuant to ORS 57.370, the undersigned corporation submits for filing the following Articles of Amendment to its Articles of Incorporation:

     1. The name of the corporation prior to this Amendment is: SECURITY BANK HOLDING COMPANY.

     2. The following amendment of the Articles of Incorporation was adopted by the shareholders on October 10, 1986.

     3. Article III of the Articles of Incorporation shall be amended to read as follows:

                                 ARTICLE III:

               The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty million (20,000,000) divided into three classes, as follows:

               Five million (5,000,000) shares of voting preferred stock, with a par value of five dollars ($5.00) per share (hereinafter sometimes referred to as "Voting Preferred Stock");

               Five million  (5,000,000)  shares of preferred stock,
          with a par value of five dollars ($5,00) per share, without voting rights except with respect to voting rights in the event of a default in the payment or any dividend or with respect to the issuance of a different series of Preferred Stock which would materially or adversely affect the rights, preferences or powers of such issuance (hereinafter sometimes referred to as "Non-voting Preferred Stock"); and

               Ten million (10,000,000) shares of common stock, with a par value of five dollars ($5.00) per share (hereinafter sometimes referred to as "Common Stock").

     4. The total number of shares which, at the time of adoption of amendment, were outstanding: 231,526; entitled to vote thereon: 231,526; voted for amendment: 168,467: voted against amendment: 3,079.




                                 Ex. 3.1 - 8

     5. If the shares of any class were entitled to vote on such amendment as a class, designate the number of outstanding shares entitled to vote thereon and the number of shares of each such class voted for and against such amendment:

                                NOT APPLICABLE

     6. If amendment provides for an exchange, reclassification or cancellation of issued shares, and the manner in which the same shall be affected is not otherwise set forth herein, the exchange, reclassification or cancellation shall be effected as follows:

               The issued aid outstanding shares will be exchanged on a two for one basis.

     7. If amendment effects a change in amount of stated capital, the amount of stated capital as changed is not applicable. Change affected as follows:

                                NOT APPLICABLE

     We, the undersigned officers, declare under the penalties of perjury that we have examined the foregoing and, to the best of our knowledge and belief it is true, correct and complete.

     DATED: May 27, 1987.

                              SECURITY BANK HOLDING COMPANY


                              By:  ___________________________________________
                                   CHARLES D. BRUMMEL, President


                              By:  ___________________________________________
                                    HARRY A. SLACK, JR., Secretary




                                 Ex. 3.1 - 9

                             ARTICLES OF AMENDMENT

                                      OF

                         SECURITY BANKHOLDING COMPANY


     Pursuant to ORS 57.370, the undersigned corporation submits for filing the following Articles of Amendment to its Articles of Incorporation:

     1. The name of the corporation prior to this Amendment is: SECURITY BANK HOLDING COMPANY.

     2. The following amendment of the Articles of Incorporation was adopted by the shareholders on October 10, 1986.

     3. Article III of the Articles of Incorporation shall be amended to read as follows:

                                 ARTICLE III:

               Ten million (10,000,000) shares of common stock, with a par value of five dollars ($5.00) per share (hereinafter sometimes referred to as "Common Stock").

     4. The total number of shares which, at the time of adoption of amendment, were outstanding: 231,526; entitled to vote thereon: 231,526; voted for amendment: 168,467; voted against amendment: 3,079.

     5. If the shares of any class were entitled to vote on such amendment as a class, designate the number of outstanding shares entitled to vote thereon and the number of shares of each such class voted for and against such amendment:

                                NOT APPLICABLE

     6. If amendment provides for an exchange, reclassification or cancellation of issued shares, and the manner in which the same shall be affected is not otherwise set forth herein, the exchange, reclassification or cancellation shall be effected as follows:

               The issued and outstanding shares will be exchanged on a two for one basis.




                                 Ex. 3.1 - 10

     7. If amendment effects a change in amount of stated capitals the amount of stated capital as changed is not applicable. Change affected as follows:

                                NOT APPLICABLE

     We, the undersigned officers, declare under the penalties of perjury that we have examined the foregoing and, to the best of our knowledge and belief it is true, correct and complete.

     DATED: November 10, 1986.

                              SECURITY BANK HOLDING COMPANY


                              By:  ___________________________________________
                                   CHARLES D. BRUMMEL, President


                              By:  ___________________________________________
                                   HARRY A. SLACK, JR., Secretary




                                 Ex. 3.1 - 11

                           ARTICLES OF INCORPORATION

                                      OF

                         SECURITY BANK HOLDING COMPANY


                                  ARTICLE I.

     The name of the Corporation is SECURITY BANK HOLDING COMPANY and its duration shall be perpetual.

                                  ARTICLE II.

     The purposes for which the Corporation is organized are:

     (1) To own and hold the capital stocks of state or federally-chartered banks.

     (2) To engage in any lawful activity for which a corporation may be organized under ORS Chapter 57.

     (3) To invest and reinvest all or part of its assets, to the extent permitted by applicable law, now or hereafter existing, in any and all: obligations, loans, notes, bonds, debentures, warrants, certificates or other evidences of indebtedness of any person, firm, partnership, association, corporation, cooperative, trust, business or investment trust, the United States, any foreign country, or of any other state, territory, governmental district, agency or municipality thereof; real property, improved or unimproved, of every kind and description and all interests and estates therein of whatsoever nature; personal property, or any interest therein, including but not limited to, contracts, chooses in action, rights and powers, all of which may be either negotiable or non-negotiable; securities, common or preferred stocks or certificates (participating, voting or non-voting), of corporations, cooperatives, trusts or business or investment trusts; oil and mineral rights, leases and interests of every kind and description; and every other matter or thing, real, personal or mixed, tangible or intangible, of every kind and description, without limitation except as may be imposed by applicable laws.

     (4) To manage, sell, convey, transfer, lease, mortgage, divide or subdivide, exchange or otherwise dispose of or deal with, or to improve any and all of its investments and other real and personal property, or any interest therein, and to exercise all rights, privileges and powers with respect to any of such investment, real and personal property, including, but not limited to, voting shares, securities, stocks and certificates and entering into pooling and trust agreements with respect thereto.




                                 Ex. 3.1 - 12

     (5) To purchase, take, receive, lease or otherwise acquire, own, hold, improve, use and deal with personal property, or any interest therein, winch it deems necessary or convenient to operate its business, including, but not limited to, mechanical, electrical and electronic computers and equipment, and data processing and accounting systems, and to mortgage, pledge, sell, convey or otherwise transfer or dispose of such personal property or any interest therein.

     (6) To acquire by purchase, occupation, lease, gift, exchange, or otherwise, and to hold, occupy, improve, develop, subdivide or partition, lay out, plat, dedicate to public use, use and enjoy, rent, lease, convey, contract to sell, or otherwise dispose of and deal in real property, improved or unimproved, of every kind and description and all interests and estates therein of whatsoever kind or nature, and to erect, occupy, alter, manage, maintain or tear down buildings and structures of every kind and description.

     (7) To carry on all or any of its operations and business and to exercise all or any of its powers in any of the states, districts, territories or possessions of the United States and in any and all foreign countries, subject to the laws of such states, districts, territories, possessions or countries, and to have one or more offices therein.

     (8) To make contracts with individuals, partnerships, associations, corporations, other business or commercial entitie.3, governments and governmental agencies, incur li3bilities and obligations, borrow or raise moneys at such rates of interest as it may determine, and to draw, discount, make, accept, endorse, execute, issue, transfer and deliver promissory notes, drafts. bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness for any of the objects or purposes of the Corporation from time to time. without limitation as to amount, and to secure the payment or performance thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property or income of this Corporation and to sell, pledge or otherwise dispose of such bonds or other obligations of this Corporation for its corporate purposes, and to make gifts of its property and assets for educational, scientific, charitable, religious, civic and public welfare purposes.

     (9) To lend money, assets or credit for its corporate purposes and, at its option, to take and hold real and personal property, tangible or intangible, and chooses in action, as security for the payment of assets and credit so loaned.

     (10) To assume, give assurances, and guarantee the obligations and liabilities, contractual or otherwise, of other persons. for its corporate purposes.

     (11) To acquire and pay for in cash, shares or other securities, or property of this Corporation or otherwise, the good will, rights,



                                 Ex. 3.1 - 13
          assets, and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, trust, association or corporation.

     (12) To take, receive or acquire by way of purchase, gift, compromise or discharge of claims or indebtedness or otherwise, hold, own, pledge, transfer or otherwise dispose of its own shares and its other securities as long as it shall not purchase, either directly or indirectly, its own shares in violation of the laws of the State of Oregon.

     (13) To enter joint enterprises and to become a member of any lawful associations or organizations for the conduct, proposition and pursuit of any of the purposes herein enumerated and to promote corporations and other organizations to be organized for any legal purpose.

     (14) In addition to the business, objects and purposes herein set forth, to do anything necessary, suitable, useful, expedient or convenient for the carrying on of any said businesses, or purposes, or for the exercise of any power, herein set forth, or which at any time shall appear to be beneficial to this Corporation in connection therewith, or for the performance of any or all acts expressly or implied authorized or required under applicable laws; and to do any and all of the things herein set forth either alone or jointly with others, and either as principal for its own account, or as agent, trustee, contractor, broker, factor or otherwise, and to the same extent as fully as a natural person might or could do in the State of Oregon, or elsewhere.

     (15) To provide, insofar as now or hereafter is permissible by law, generally or specifically for the indemnification, exoneration, reimbursement and defense of any present or former director, officer, employee, affiliate, agent or contractor of this Corporation for or in respect of claims, liabilities, indebtedness, penalties, expenses, damage or injury incurred by or caused by them in such capacity.

     The several clauses contained in the statement of purposes shall be construed both as purposes and powers, and the statements contained in each clause, except where otherwise expressed, shall in no way be limited or restricted by reference to, or inference from, the terms of any other clauses, but shall be regarded as independent purposes and powers. This Corporation shall have all the powers now or hereafter conferred by the laws of the State of Oregon and of any other state or country in which it may be operating, whether or not such powers be enumerated in these Articles of Incorporation. The business or purpose of this Corporation is from time to time to do any one or more of the acts and things herein set forth. The enumeration of specific powers and purposes shall not be held to limit or restrict in any manner any powers or purposes of this Corporation. In the event that a court of competent jurisdiction should determine that any portion of any Article or part thereof is unlawful or unenforceable, such portion shall be deemed severable from the remainder of such Article or part thereof, and the remainder shall remain in full force and effect.




                                 Ex. 3.1 - 14

                                 ARTICLE III.

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty million (20,000,000) divided into three classes, as follows;

     Five million (5,000,000) shares of voting preferred stock, with a par value of five dollars (S5.00) per share (hereinafter sometimes referred to as "Voting Preferred Stock11);

     Five million (5,000,000) shares of preferred stock, with a par value of five dollars ($5.00) per share, without voting rights except with respect to voting rights in the event of a default in the payment of any dividend or with respect to any provision granting the right to consent to the issuance of a different series of Preferred Stock which would materially or adversely affect the rights, preferences or powers of such issuance (hereinafter sometimes referred to as "Non-voting Preferred Stock"); and

     Ten million (10.000,000) shares of common stock, with a par value of ten dollars ($10.00) per share (hereinafter sometimes referred to as "Common Stock").

                                  ARTICLE IV.

     The Board of Directors is expressly authorized to adopt, from time to time by resolution, the designation of one or more series of Voting Preferred Stock, or one or more series of Non-voting Preferred Stock, fixing and determining the relative rights and preferences thereof. The authority of the Board of Directors to designate the relative rights and preferences between series of Voting or Non-voting Preferred Stock shall include the following:

     (1)  The rate of dividend.

     (2) Whether the shares can be redeemed and, if so, the redemption price and the terms and conditions of redemption.

     (3) The amount payable upon the shares in the event of voluntary or involuntary liquidation.

     (4) Sinking fund provisions, if any, for the redemption or purchase of the shares.

     (5) The terms and conditions, if any, on which the shares may be converted.

                                  ARTICLE V.

     Subject to any rights to receive dividends to which the holders of the shares of Voting or Non-voting Preferred Stock may be entitled, the holders of shares of Common S>ock shall be entitled to receive dividends, if and when declared, payable from time to time by the Board of Directors, from any funds legally available therefor.



                                 Ex. 3.1 - 15

     Except as provided by law or these Articles of Incorporation with respect to voting by class, each outstanding share of Common Stock and each outstanding share of Voting Preferred Stock of the Corporation shall entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of the stockholders.

     The shareholders of the Corporation shall have no preemptive right to acquire shares of the Corporation which would otherwise be available to the shareholders pursuant to ORS 57.137.

                                 ARTICLE VII.

     In furtherance and addition to, and not in limitation of the powers conferred on directors by law, the Board of Directors is expressly authorized:

     (1) To manage the business and affairs of this Corporation and to appoint and remove all officers. agents, fiduciaries, employees, contractors, counsel, auditors and others and to fix their compensation.

     (2) To exercise all powers conferred on this Corporation and all powers necessary or proper to carry out the purposes of this Corporation which are not expressly reserved to shareholders by statute or these Articles of Incorporation and Amendments thereto.

     (3) To adopt, alter, amend or repeal the By-Laws of this Corporation except as the By-Laws may otherwise provide.

     (4)  To fix the compensation of Directors.

     (5)  To  authorize  or  cause  to  be  executed   mortgages,   liens  and
          encumbrances   upon  the  real  and   personal   property   of  this
          Corporation.

     (6) To set apart out of any of the net profits arising from the business of this Corporation a reserve or reserves for any proper purpose or to abolish any such reserve in the manner which it was created.

     (7) To fill any vacancy on the Board of Directors occurring by reason of death, removal, inability to serve or resignation of a Director, or by reason of an increase in the number of Directors, by the affirmative vote of a majority of the remaining Directors.

     (8) To provide generally or specifically for the designation of two or more Directors to constitute an Executive Committee, which committee may have and may exercise all the authority of the Board of Directors in the management of this Corporation, excepting only the authority to amend the Articles of Incorporation; adopt a plan of merger or consolidation; recommend to the shareholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all the property and assets of this Corporation other than in the usual course of business; recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof; or amending the By-Laws of this Corporation.




                                 Ex. 3.1 - 16

     (9) To distribute assets of this Corporation to the shareholders in partial liquidation out of stated capital or capital surplus, in cash or property, in its discretion, if such distribution is otherwise consistent with laws of the State of Oregon.

     (10) To create and issue (whether or not in connection with the issuance and sale of any of this Corporation's shares or other securities obligations) warrants, rights, options or other obligations convertible into, exchangeable for or entitling the holder thereof to purchase from this Corporation, shares of any class or classes of stock. Such warrants, rights, options or other obligations shall be evidenced in such manner as the Board of Directors shall approve and shall set forth the terms on which, the time or times within which, and the price or prices at which such shares may be purchased from the Corporation upon the exercise of any such warrants, rights, options or other obligations. The price or prices to be received for any shares, to be issued upon the exercise of such warrants, rights, options or other obligations shall not be less than the par value thereof. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for such warrants, rights, options or other obligations or the shares underlying them shall be conclusive.

     (11) To issue authorized, but unissued, shares of this Corporation at such times, on such terms and for such type and amount of consideration, not less than the par value thereof if such shares have a par value, as the Board of Directors may determine, and the judgment of the Board of Directors as to the judgment of the consideration received shall be conclusive in the absence of fraud in the transaction.

     (12) To purchase, take, receive or otherwise acquire, hold, own, pledge, sell, transfer or otherwise assign shares, securities or other obligations of this Corporation (whether issued, unissued, or treasury shares or securities, and whether in connection with the issuance and sale of any stock, obligations or other securities of this Corporation or otherwise) at such times, on such terms, and for such consideration, whether less than the par value thereof or not, as the Board of Directors shall deem adequate.

     (13) To purchase shares or other securities of this Corporation without limitation for the purpose of eliminating fractional shares, collecting or compromising indebtedness of this Corporation, paying dissenting shareholders entitled to payment for their shares under the laws of the State of Oregon, or for effecting, subject to the laws of the State of Oregon, the retirement of redeemable shares of this Corporation by redemption or by purchase.




                                 Ex. 3.1 - 17

                                 ARTICLE VIII.

     (1)  Non-Derivative Actions.

     Subject to the provisions of Sections (3), (5) and (6) below, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil. criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of or arising from the fact that he is or was a director or officer of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, did not know his conduct was unlawful, or (ii) his act or omission giving rise to such action, suit or proceeding is ratified, adopted or confirmed by the Corporation or one of its subsidiaries or the benefit thereof received by the Corporation or one of its subsidiaries. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, did not know that his conduct was unlawful, and settlement shall not constitute any evidence of any of the foregoing.

     (2)  Derivative Actions.

     Subject to the provisions of Sections (3), (5) and (6) below, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of or arising from the fact that he is or was a director or officer of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney Lees) actually and reasonably believed to be in or not opposed to the best interests of the Corporation, or (ii) his act or omission giving rise to such action or suit is ratified, adopted or confirmed by the Corporation or one of its subsidiaries or the benefit thereof received by the Corporation or one of its subsidiaries; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or deliberate misconduct in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case,



                                 Ex. 3.1 - 18
such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     (3)  Determination of Right to Indemnification in Certain Cases.

     Subject to the provisions of Sections (5) and (6) below, indemnification under Sections (1) and (2) of this Article automatically shall be made by the Corporation unless it is expressly determined by a majority vote of a quorum of the Board of Directors consisting of directors who were not parties to such action, suit or proceeding, or by a majority vote of the stockholders of the Corporation, that indemnification of the person who is or was an officer or director, or is or was serving at the request of the Corporation as an officer, director, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise, is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections (1) and (2).

     (4)  Indemnification of Persons Other than Officers or Directors.

     Subject to the provisions of Sections (5) and (6), in the event any person not included with the group or persons referred to in Sections (1) and
(2) of this Article was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of a type referred to in Sections (1) or (2) of this Article by reason of or arising from the fact that he is or was an employee or agent (including attorneys) of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as an employee or agent (including attorneys) of another corporation, partnership, joint venture, trust or other enterprise, the Board of Directors of the Corporation by a majority vote of a quorum (whether or not such quorum consists in whole or in part of directors who were parties to such action, suit or proceeding) or the stockholders of the Corporation by a majority vote of the outstanding shares may, but shall not be required to, grant to such person a right of indemnification to the extent described in Sections (1) or (2) of this Article as if he were an officer or director referred to therein, provided that such person meets the applicable standard of conduct set forth in such Sections. Furthermore, the Board of Directors may designate by resolution in advance of any action, suit or proceeding, those employees or agents (including attorneys) who shall have all rights of indemnification granted to officers and directors under this Article.

     (5)  Successful Defense.

     Notwithstanding any other provision of Sections (1), (2), (3) or (4) of this Article, if a director, officer, employee or agent (including attorney) is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1), (2) or (4) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.




                                 Ex. 3.1 - 19

     (6)  Condition  Precedent to  Indemnification  under Sections (1), (2) or
          (4).

     Any person who desires to receive the benefits otherwise conferred by Sections (1), (2) or (4) of this Article shall promptly notify the Corporation that he has been named a defendant to an action, suit or proceeding of a type referred to in Sections (1) or (2) and that he intends to rely upon the right of indemnification described in Sections (1), (2) or (4) of this Article. The notice shall be in writing and mailed, via registered or certified mail, return receipt requested, to the President of the Corporation at the executive offices of the Corporation or, in the event the notice is from the President, to the registered agents of the Corporation. Failure to give the notice required hereby shall entitle the Board of Directors of the Corporation by a majority vote of a quorum (consisting of directors who, insofar as indemnity of officers or directors is concerned, were not parties to such action. suit or proceedings, but who, insofar as indemnity of employees or agents is concerned, may or may not have been parties) or the stockholders of the Corporation by a majority vote of the outstanding shares of the Corporation to make a determination, in their sole discretion, that such failure was prejudicial to the Corporation in the circumstances and that, therefore, the right to indemnification referred to in Sections (1), (2) or (4) of this Article shall be denied in its entirety or reduced in amount.

     (7)  Undertaking.

     Expenses of each person indemnified hereunder incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals) or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in Section (3) upon receipt of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

     (8)  Insurance.

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or one of its subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify' him against such liability under the provisions of this Article or under the Oregon Business Corporation Act.

     (9)  Purpose and Exclusivity.

     The indemnification referred to in the various Sections of this Article shall be deemed to be in addition to and not in lieu of any other rights to which those indemnified may be entitled under any statute, rule of law or equity, agreement, vote of the stockholders or Board of Directors or otherwise. The purpose of this Article is to augment, pursuant to C'RS 57.260(3) the other provisions of ORS 57.255 and 57.260.




                                 Ex. 3.1 - 20

                                  ARTICLE IX.

     The initial registered office of the Corporation shall be at 503 Spruce Street, Myrtle Point, Oregon 97458 and its initial registered agent at such address is Charles D. Brummel.

                                  ARTICLE X.

     The number of directors constituting the initial Board of Directors shall be nine (9). The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders and until their successors shall be elected and qualified are as follows:

            Samuel Dement
            724 7th Street
            Myrtle Point, Oregon 97458

            Hollis Mast
            Box 2470, Fairview Route
            Coquille, Oregon 97423

            Willard H. Petrie
            491 E. 1st Street
            Coquille, Oregon 97423

            Charles D. Brummel
            1031 Spruce Street
            Myrtle Point, Oregon 97458

            Harry A. Slack, Jr.
            222 E. Second Street
            Coquille, Oregon 97423

            Donald Goddard
            650 Franklin Street
            Bandon, Oregon 97411

            Elton A. Schroeder
            Fairview Street
            Myrtle Point, Oregon 97458

            Frank R. Henry
            432 Cedar
            Myrtle Point, Oregon 97458





                                 Ex. 3.1 - 21

                                   ARTICLE XI.

     In construing these Articles, it is understood that if the context so requires, the masculine pronoun shall be taken to mean and include the feminine.

                                 ARTICLE XII.

     The name and address of the incorporator is as follows:

             Harry A. Slack, Jr.
             222 E. Second Street
             Coquille, Oregon 97423

     DATED this 24th day of December, 1981.

     I, the undersigned, declare under the penalties of perjury that I have examined the foregoing and, to the best of my knowledge and belief, it is true, correct, and complete.


                                        /s/ Harry A. Slack, Jr.
                                        --------------------------------------
                                        Harry a. Slack, Jr.